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                                                                 EXECUTION COPY

                                                                      EXHIBIT B



                 SECOND AMENDED AND RESTATED SECURITY AGREEMENT

          SECOND AMENDED AND RESTATED SECURITY AGREEMENT dated as of January 31, 1997 between FOREST OIL CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (the "COMPANY"); each of the Subsidiaries of the Company that becomes a guarantor pursuant to
Section 9.16 of the Second Amended and Restated Credit Agreement referred to below (the "SUBSIDIARY GUARANTOR", and together with the Company, the "OBLIGORS"); and THE CHASE MANHATTAN BANK, as agent for the Banks party to the Second Amended and Restated Credit Agreement (the "BANKS") (in such capacity, together with its successors in such capacity, the "AGENT").

          The Company, the Existing Banks (as defined in the Second Amended and Restated Credit Agreement referred to below), and the Agent are parties to a Credit Agreement dated as of December 1, 1993 (as modified and supplemented and in effect from time to time, the "ORIGINAL CREDIT AGREEMENT") as amended and restated by an Amended and Restated Credit Agreement dated as of August 31, 1995. The Company, the Banks and the Agent have agreed to amend and restate the Amended and Restated Credit Agreement pursuant to a Second Amended and Restated Credit Agreement dated as of January 31, 1997 (the Original Credit Agreement as so amended and restated and as the same may be further modified and supplemented and in effect from time to time being referred to herein as the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT").

          Pursuant to the terms of the Amended and Restated Credit Agreement the Obligors entered into an Amended and Restated Security Agreement dated as of August 31, 1995 (the "AMENDED AND RESTATED SECURITY AGREEMENT") providing for the pledge and grant of a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). The parties hereto desire to amend and restate the Amended and Restated Security Agreement to provide for the continuation of the pledge and grant of a security interest thereunder with respect to the Collateral as security for the Secured Obligations. Accordingly, the parties hereto agree as follows:

          Section 1. DEFINITIONS. Terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein. In addition, as used herein:

          "ACCOUNTS" shall have the meaning ascribed thereto in Section 3(a) hereof.

                    AMENDED AND RESTATED SECURITY AGREEMENT
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          "CHASE DEPOSIT PROCEEDS" shall mean cash to the extent that such cash is credited to accounts at The Chase Manhattan Bank.

          "COLLATERAL" shall have the meaning ascribed thereto in Section 3 hereof.

          "COLLATERAL ACCOUNT" shall have the meaning ascribed thereto in
     Section 4.01 hereof.

          "EQUIPMENT" shall mean all fixtures and equipment as defined in the Uniform Commercial Code.

          "HYDROCARBONS" shall mean, collectively, oil, gas, casinghead gas, condensate, natural gas liquids finished and unfinished petroleum products and other liquid or gaseous hydrocarbons (including, without limitation, all liquefiable hydrocarbons and other products that may be extracted from gas and gas condensate by processing thereof in a gas processing plant).

          "INVENTORY" shall mean all inventory (as defined in the Uniform Commercial Code) of such Obligor produced from Mortgaged Properties, all goods obtained by such Obligor in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto.

          "SECURED OBLIGATIONS" shall mean, collectively, (a) the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Agent by the Obligors under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon,
     (b) all obligations of the Subsidiary Guarantors under the Second Amended and Restated Credit Agreement and the other Basic Documents (c) all obligations of the Obligors to the Banks under any Commodity Hedging Agreements or Interest Rate Protection Agreements and (d) all obligations of the Obligors to the Banks and the Agent hereunder.

          "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

          Section 2. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants to the Banks and the Agent that:

          (a) Such Obligor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other

                    AMENDED AND RESTATED SECURITY AGREEMENT
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     Person) except for Liens permitted under Section 9.06 of the Second Amended and Restated Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Banks created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

          (b) The goods or products now or hereafter produced by such Obligor or any of its Subsidiaries which results in the creation of the Accounts included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

          Section 3. COLLATERAL. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges and grants to the Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of such Obligor's right, title and interest in the following property now owned by such Obligor, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "COLLATERAL"):

          (a) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Obligor in respect of any loans or advances in connection with the sale of Hydrocarbons produced from Mortgaged Properties (which loans and advances are payable within one year) or for sales of Hydrocarbons, Inventory or Equipment or for services rendered, all moneys due and to become due to such Obligor under any guarantee (including a letter of credit) of the purchase price of Hydrocarbons Equipment sold by such Obligor (such accounts, general intangibles and moneys due and to become due being herein called collectively "ACCOUNTS");

          (b)  the balance from time to time in the Collateral Account;

          (c) all fixtures and equipment (as such terms are defined in the Uniform Commercial Code), including, without limitation, any and all property, equipment, fixtures and other property, including, without limitation, oil wells, gas wells, injection wells or other wells or well equipment, compressors, pumps, pumping units, pipelines, sales and flow lines, gathering lines, field gathering systems, salt water disposal facilities, tanks and tank batteries, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power and telephone

                    AMENDED AND RESTATED SECURITY AGREEMENT
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     and telegraph lines, constituting all or a portion of a production or drilling platform located on Mortgaged Properties or used or useful in the production of Hydrocarbons from Mortgaged Properties.

          (d) all proceeds, profits, income, benefits, renewals, extensions, substitutions and replacements of and to any of the property of such Obligor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by any Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor; and

          (e) any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by such Obligor or by anyone on such Obligor's behalf.

          Section 4.  CASH PROCEEDS OF COLLATERAL.

          4.01 COLLATERAL ACCOUNT. There was previously established with the Agent a cash collateral account (the "COLLATERAL ACCOUNT") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Agent pursuant hereto and into which the Obligors may from time to time deposit any additional amounts that any of them wishes to pledge to the Agent for the benefit of the Banks as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Obligor as such Obligor through the Company shall from time to time instruct.
 However, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Banks in accordance with the Second Amended and Restated Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.08 hereof. The balance from time to time

                    AMENDED AND RESTATED SECURITY AGREEMENT
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in the Collateral Account shall be subject to withdrawal only as provided herein.

          4.02 PROCEEDS OF ACCOUNTS. At any time after the occurrence and during the continuance of an Event of Default, each Obligor shall, upon the request of the Agent, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) or (b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Agent) under arrangements, in form and substance satisfactory to the Agent pursuant to which such Obligor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Agent for deposit into the Collateral Account. All payments made to the Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Obligor agrees that, at any time after the occurrence and during the continuance of an Event of Default, if the proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it, such Obligor shall, upon the request of the Agent, as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Obligor for and as the property of the Agent and shall not be commingled with any other funds or property of such Obligor.

          4.03 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Obligor through the Company (or, after the occurrence and during the continuance of a Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, PROVIDED that (i) at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Banks in accordance with the Second Amended and Restated Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.08 hereof and (ii) if requested by the respective Obligor through the Company, such Permitted Investments may be held in the name and under the control of one or more of the Banks (and in that connection each Bank, pursuant to Section 11.10 of the Second Amended and Restated Credit Agreement, has agreed that such Permitted Investments shall be held by such Bank as a collateral sub-agent for the Agent hereunder).

          4.04 COVER FOR LETTER OF CREDIT LIABILITIES. Amounts deposited into the Collateral Account as cover for Letter of

                    AMENDED AND RESTATED SECURITY AGREEMENT
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Credit Liabilities under the Second Amended and Restated Credit Agreement pursuant to Section 2.10(e) or 10 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security FIRST for the Letter of Credit Liabilities outstanding from time to time and SECOND as collateral security for the other Secured Obligations hereunder.

          4.05 AUTHORITY TO COLLECT. Until the occurrence of an Event of Default, each Obligor (i) shall, at its own expense, endeavor to collect, as and when due, all amounts due to such Obligor with respect to the Collateral, including the taking of any action with respect to such collection as the Agent may reasonably request, or, in the absence of such request, as such Obligor may deem advisable and (ii) may grant, in the ordinary course of business, to any account debtor, any rebate, refund or allowance to which such account debtor may lawfully be entitled, and may accept, in connection therewith, the return of Hydrocarbons, the sale of which shall have given rise to Accounts.

          Section 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Obligors hereby jointly and severally agree with each Bank and the Agent as follows:

          5.01  DELIVERY AND OTHER PERFECTION.  Each Obligor shall:

          (a) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, PROVIDED that notices to account debtors in respect of any Accounts shall be subject to the provisions of clause (e) below;

          (b) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement;

          (c) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with

                    AMENDED AND RESTATED SECURITY AGREEMENT
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     respect to the Collateral, all in such manner as the Agent may require; and

          (d) upon the occurrence and during the continuance of any Default, upon request of the Agent, promptly notify (and such Obligor hereby authorizes the Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent.

          5.02 OTHER FINANCING STATEMENTS AND LIENS. Except as otherwise permitted under Section 9.06 of the Second Amended and Restated Credit Agreement, without the prior written consent of the Agent (granted with the authorization of the Banks as specified in Section 12.04 of the Second Amended and Restated Credit Agreement), no Obligor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Banks.

          5.03 PRESERVATION OF RIGHTS. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

          (a) each Obligor shall, at the request of the Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Agent and such Obligor, designated in its request;

          (b) the Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

          (c) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

                    AMENDED AND RESTATED SECURITY AGREEMENT

          (d) the Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (e) the Agent may, upon ten business days' prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Agent, the Banks or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.04 shall be applied in accordance with Section 5.08 hereof.

          The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

                    AMENDED AND RESTATED SECURITY AGREEMENT

          5.05 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.04 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

          5.06 REMOVALS, ETC. Without at least 30 days' prior written notice to the Agent, no Obligor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, other than at the address indicated beneath the signature of the Company to the Second Amended and Restated Credit Agreement or at one of the locations identified in Annex 1 hereto under its name or in transit from one of such locations to another or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          5.07 PRIVATE SALE. The Agent and the Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.04 hereof conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.08 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided and except as provided below in this Section 5.08, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent:

          FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

          NEXT, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree; and

          FINALLY, after payment in full of all of the Secured Obligations and the termination of the Commitments to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

                    AMENDED AND RESTATED SECURITY AGREEMENT

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied FIRST to the Letter of Credit Liabilities outstanding from time to time and SECOND to the other Secured Obligations in the manner provided above in this Section 5.08.

          As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any issuer of or obligor on any of the Collateral.

          5.09 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          5.10 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall file such financing statements and other documents in such offices as the Agent may request to perfect the security interests granted by Section 3 of this Agreement.

          5.11 TERMINATION. When all Secured Obligations shall have been paid in full and the Commitments of the Banks under the Second Amended and Restated Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor. The Agent shall also execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

          5.12 FURTHER ASSURANCES. Each Obligor agrees that, from time to time upon the written request of the Agent, such

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

Obligor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 6.  MISCELLANEOUS.

          6.01 NO WAIVER. No failure on the part of the Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section
12.02 of the Second Amended and Restated Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

          6.03 EXPENSES. The Obligors jointly and severally agree to reimburse each of the Banks and the Agent for all reasonable costs and expenses of the Banks and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

          6.04 AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Agent (with the consent of the Banks as specified in Section
12.04 of the Second Amended and Restated Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Bank, each holder of any of the Secured Obligations and each Obligor.

                    AMENDED AND RESTATED SECURITY AGREEMENT

          6.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Obligor, the Agent, the Banks and each holder of any of the Secured Obligations (PROVIDED, however, that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Agent).

          6.06 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          6.08  GOVERNING LAW.   This Agreement shall be governed by, and
construed in accordance with, the law of the State of New York.

          6.09 AGENTS AND ATTORNEYS-IN-FACT. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.10 INCONSISTENT PROVISIONS. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Second Amended and Restated Credit Agreement, the provisions set forth in the Second Amended and Restated Credit Agreement shall control.

          6.11 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


                   AMENDED AND RESTATED SECURITY AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.


                                       FOREST OIL CORPORATION



                                       By
                                          ----------------------------------
                                          Title:



                                       THE CHASE MANHATTAN BANK,
                                        as Agent



                                       By
                                          ----------------------------------
                                          Title:






                   AMENDED AND RESTATED SECURITY AGREEMENT

                                                                         ANNEX 1




                                LIST OF LOCATIONS

                               [See Section 5.06]


[Complete for each Obligor:]

[NAME OF OBLIGOR]















               ANNEX 1 TO AMENDED AND RESTATED SECURITY AGREEMENT

                                                                     EXHIBIT C-1

                    [Form of Opinion of Vinson & Elkins LLP]



                              January __, 1997


To the Banks party to the
Second Amended and Restated Credit
Agreement referred to
below and The Chase
Manhattan Bank, as Agent


Ladies and Gentlemen:

          We have acted as counsel to Forest Oil Corporation (the "COMPANY") in connection with the Second Amended and Restated Credit Agreement (the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT") dated as of January __, 1997, between the Company, the lenders named therein (the "BANKS") and THE CHASE MANHATTAN BANK, as agent for the Banks, providing for extensions of credit to be made by said lenders to the Company in an aggregate amount not exceeding $100,000,000. Terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein.

          In rendering the opinion expressed below, we have examined the originals or conformed copies of such corporate records, agreements and instruments of the Obligors, certificates of public officials and of officers of the Obligors, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York has the necessary corporate power to make and perform the Second Amended and Restated Credit Agreement and the Notes and the other Basic Documents and to borrow under the Credit Agreement. Each Subsidiary (1) of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the respective state indicated opposite its name in
     Schedule III to the Second Amended and Restated Credit Agreement. The Company is duly


--------------------------
(1) If any Subsidiaries are not incorporated in Delaware New York or Texas, such Subsidiaries may be excluded from the scope of this opinion.


                       OPINION OF COUNSEL TO THE OBLIGORS
     qualified to transact business in the States of Colorado, Louisiana, Oklahoma, Texas and Wyoming and, to our knowledge, the Company is duly qualified to transact business in such other jurisdictions, and the Subsidiaries of the Company are duly qualified to transact business in all such jurisdictions, where failure so to qualify would have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.


          2. The making and performance by the Company of the Second Amended and Restated Credit Agreement and the other Basic Documents including the Notes and the borrowings by the Company under the Second Amended and Restated Credit Agreement have been duly authorized by all necessary corporate action, and do not and will not violate any provision of law or regulation or any provision of the charter or by-laws of the Company or any Subsidiary of the Company or result in the breach of, or constitute a default or require any consent under, or (except for the Liens created pursuant to the Security Documents) result in the creation of any Lien upon any of the Properties, revenues or assets of the Company or any Subsidiary of the Company pursuant to certain material documents to be specified.

          3. The Second Amended and Restated Credit Agreement, the Notes and the Security Agreement constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that no opinion is expressed as to Section 4.07(c) of the Second Amended and Restated Credit Agreement.

          We express no opinion as to (i) whether a Federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Second Amended and Restated Credit Agreement and the Notes and in the other Basic Documents, (ii) the second sentence of
     Section 12.11 of the Amended and Restated Credit Agreement, insofar as such sentences relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Second Amended and Restated Credit Agreement or the Notes or (iii) the waiver of


                       OPINION OF COUNSEL TO THE OBLIGORS
     inconvenient forum set forth in Section 12.12 of the Second Amended and Restated Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York. We also wish to point out that the obligations of the Company under the Second Amended and Restated Security Agreement may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Second Amended and Restated Security Agreement, PROVIDED that such limitations do not, in our opinion, make the remedies and procedures which will be afforded to the Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Agent and the Banks by the Second Amended and Restated Security Agreement. Finally, we wish to point out that provisions of the Basic Documents which permit the Agent or any Bank to take action or make determinations, or to benefit from indemnities and similar undertakings of the Company, may be subject to a requirement that such action be taken or such determinations be made, and that any action or inaction by the Agent or any Bank which may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith.

          4. There are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or (to our knowledge) threatened against or affecting the Company or any of its Subsidiaries, or any Properties or rights of any of the Company or any of its Subsidiaries, which, if adversely determined, would have a Material Adverse Effect.

          5. No authorizations, consents, approvals, licenses, filings or registrations with, any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by the Company of the Basic Documents, except the filings and recordings of Liens to be created pursuant to the Security Documents.

          6. The Security Agreement is effective to create, in favor of the Agent for the benefit of the Banks thereunder, a valid security interest (to the extent that Article 9 of the Uniform Commercial Code is applicable thereto) in the right, title and interest of the Company in the Collateral (as defined in the Security Agreement), as collateral security for the payment of the Secured Obligations (as so defined), except that the security interest in Collateral in which the Company acquires rights after the commencement of a case against it under the Bankruptcy Code will be limited


                       OPINION OF COUNSEL TO THE OBLIGORS
     by Section 552 of the Bankruptcy Code. By virtue of the filings described in Annex 1 attached hereto, all such security interests which can be perfected by a Uniform Commercial Code filing in the United States of America will have been, upon such filings being completed, so perfected.
     We express no opinion as to the right, title or interest of the Company in any of the Collateral.

                                       Very truly yours,














                       OPINION OF COUNSEL TO THE OBLIGORS

                                                                     EXHIBIT C-2



                      [Form of Opinion of Corporate Counsel
                                of the Obligors]












                       OPINION OF COUNSEL TO THE OBLIGORS

                                                                       EXHIBIT D

                  [Form of Opinion of Special Counsel to Chase]



                              ________, 1995



Each of the Banks party
  to the Credit Agreement
  referred to below

The Chase Manhattan Bank,
  as Agent
  for said Banks
1 Chase Manhattan Plaza
New York, New York  10081

Ladies and Gentlemen:

          We have acted as special New York counsel to The Chase Manhattan Bank ("CHASE") in connection with (i) the Second Amended and Restated Credit Agreement (the "CREDIT AGREEMENT") dated as of January ___, 1997, between Forest Oil Company (the "COMPANY"), the Subsidiary Guarantors party thereto, the lenders party thereto (the "BANKS") and Chase, in its capacity as agent for the Banks (the "AGENT"), providing for, among other things, loans to be made by the Banks to the Company in an aggregate principal amount not exceeding $100,000,000 and (ii) the various other agreements, instruments and other documents referred to in the next following paragraph. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement. This opinion letter is being delivered pursuant to Section 7.01(d) of the Credit Agreement.

          In rendering the opinions expressed below, we have examined the following (collectively referred to as the "DOCUMENTS"):

          (a)  the Credit Agreement;

          (b) the Notes being delivered concurrently with the delivery of this opinion; and

          (c)  the Security Agreement.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.


                       OPINION OF SPECIAL COUNSEL TO CHASE

          In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:

       (i) such documents have been duly authorized by, have been duly executed and delivered by, and (except, to the extent set forth in the opinions expressed below, as to the Obligors) constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

      (ii)     all signatories to such documents have been duly authorized; and

     (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate, partnership or other) to execute, deliver and perform such documents.

          Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

          1. Each Document constitutes the legal, valid and binding obligation of each Obligor party thereto, enforceable against each Obligor party thereto in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

          2. The Security Agreement is effective to create, in favor of the Agent for the benefit of the Agent and the Banks, a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the "UCC") in all of the right, title and interest of the Obligors in, to and under the Collateral as collateral security for the payment when due of the Secured Obligations, except that:


                       OPINION OF SPECIAL COUNSEL TO CHASE

               (a) such security interest will continue in Collateral after its sale, exchange or other disposition and in any Proceeds thereof only to the extent provided in Sections 9-306 and 9-307 and 9-308 of the UCC;

               (b) such security interest in any portion of the Collateral in which an Obligor acquires rights after the commencement of a case under the Bankruptcy Code in respect of such Obligor may be limited by
          Section 552 of the Bankruptcy Code; and

               (c) the creation of a security interest in any portion of the Collateral constituting an Investment Security requires the transfer thereof to the Agent pursuant to Section 8-313(1) of the UCC.

          The foregoing opinions are subject to the following comments and qualifications:

          (A) The enforceability of Section 12.03 of the Credit Agreement (and any similar provisions in any of the other Documents) may be limited by laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or wilful or unlawful conduct.

          (B) Clause (iii) of the second sentence of Section 6.02 of the Credit Agreement may not be enforceable to the extent that the Guaranteed Obligations are materially modified.

          (C) The enforceability of provisions in the Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

          (D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New
     York) that limit the interest, fees or other charges such Bank may impose for the loan or use of money or other credit, (ii) Section 4.07(c) of the Credit Agreement, (iii) Sections 6.06 and 6.09 of the Credit Agreement,
     (iv) the second sentence of Section 12.10 of the Credit Agreement (and any similar provisions in any of the other Documents), insofar as such sentence relates to the subject matter jurisdiction of the United States District


                       OPINION OF SPECIAL COUNSEL TO CHASE

     Court for the Southern District of New York to adjudicate any controversy related to the Document and (v) the waiver of inconvenient forum set forth in Section 12.10 of the Credit Agreement (and any similar provisions in any of the other Documents) with respect to proceedings in the United States District Court for the Southern District of New York.

          (E) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of
     Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations.

          (F) We wish to point out that the obligations of the Obligors, and the rights and remedies of the Agent, under the Security Agreement and the Mortgages may be subject to possible limitations upon the exercise of remedial or procedural provisions contained therein, provided that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Agent and the Banks inadequate for the practical realization of the substantive benefits purported to be provided to the Agent and the Banks thereby.

          (G) With respect to our opinions in paragraph 2 above, we express no opinion as to the creation of any security interest in (or other lien on) any portion of the Collateral (i) to the extent that, pursuant to
     Section 9-104 of the UCC, Article 9 of the UCC does not apply thereto or
     (ii) consisting of Uncertificated Securities issued by a corporation organized under any laws other than the laws of the State of New York.

          (H) We express no opinion as to the existence of, or the right, title or interest of any Obligor in, to or under, any of the Collateral.

          (I) Except as expressly provided in paragraph 2 above, we express no opinion as to the creation, perfection or priority of any security interest in, or other lien on, the Collateral.

          The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.


                       OPINION OF SPECIAL COUNSEL TO CHASE

          At the request of our clients, this opinion letter is provided to you by us in our capacity as special New York counsel to Chase, and this opinion letter may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

                                       Very truly yours,


JRR/TDB



















                       OPINION OF SPECIAL COUNSEL TO CHASE

                                                                       EXHIBIT E



                               [Form of Mortgage]

                                                                       EXHIBIT F



                           [Form of Pledge Agreement]

                                PLEDGE AGREEMENT

          PLEDGE AGREEMENT dated as of ________ __, 1997 between FOREST OIL CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York (the "COMPANY"); each of the Subsidiaries of the Company identified under the captions "SUBSIDIARY PLEDGORS" on the signature pages hereof (individually, a "SUBSIDIARY PLEDGOR" and, collectively, the "SUBSIDIARY PLEDGORS" and, together with the Company, the "PLEDGORS"); and THE CHASE MANHATTAN BANK, as agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "AGENT").

          The Company, certain Subsidiary Guarantors, certain lenders and the Agent are parties to a Second Amended and Restated Credit Agreement dated as of January __, 1997 (as modified and supplemented and in effect from time to time, the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing of letters of credit) to be made by said lenders to the Company in an aggregate principal or face amount not exceeding $100,000,000.

          To induce said lenders to enter into the Second Amended and Restated Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as so defined). Accordingly, the parties hereto agree as follows:

          Section 1. DEFINITIONS. Terms defined in the Second Amended and Restated Credit Agreement are used herein as defined therein. In addition, as used herein:

          "COLLATERAL" shall have the meaning ascribed thereto in Section 3 hereof.

          "COLLATERAL ACCOUNT" shall have the meaning ascribed thereto in
     Section 4.01 hereof.

                    AMENDED AND RESTATED PLEDGE AGREEMENT

          "ISSUERS" shall mean, collectively, the respective corporations identified beneath the names of the Pledgors on Annex 1 hereto under the caption "ISSUER".

          "PLEDGED STOCK" shall have the meaning ascribed thereto in
     Section 3(a) hereof.

          "SECURED OBLIGATIONS" shall mean, collectively, (a) the principal of and interest on the Loans made by the Banks to, and the Note(s) held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Agent by the Pledgors under the Basic Documents including, without limitation, all Reimbursement Obligations and interest thereon,
     (b) all obligations of the Subsidiary Guarantors under the Second Amended and Restated Credit Agreement and the other Basic Documents (c) all obligations of the Obligors to the Banks under any Commodity Hedging Agreements or Interest Rate Protection Agreements and (d) all obligations of the Pledgors to the Banks and the Agent hereunder.

          "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

          Section 2. REPRESENTATIONS AND WARRANTIES. Each Pledgor represents and warrants to the Banks and the Agent that:

          (a) Such Pledgor is the sole beneficial owner of the Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for Liens permitted under Section 9.06 of the Second Amended and Restated Credit Agreement and except for the pledge and security interest in favor of the Agent for the benefit of the Banks created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral.

          (b) The Pledged Stock represented by the certificates identified under the name of such Pledgor in Annex 1 hereto is, and all other Pledged Stock in which such Pledgor shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained

                    AMENDED AND RESTATED PLEDGE AGREEMENT
     herein or in the Second Amended and Restated Credit Agreement).

          (c) The Pledged Stock represented by the certificates identified under the name of such Pledgor in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by such Pledgor on the date hereof (whether or not registered in the name of such Pledgor) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

          Section 3. THE PLEDGE. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Pledgor hereby pledges and grants to the Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of such Pledgor's right, title and interest in the following property, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "COLLATERAL"):

          (a) the shares of [common/preferred] stock of the Issuers represented by the certificates identified in Annex 1 hereto under the name of such Pledgor and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by such Pledgor, in each case together with the certificates evidencing the same (collectively, the "PLEDGED STOCK");

          (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

          (c) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Second Amended and Restated Credit Agreement, in the event of any consolidation or merger in which an Issuer

                    AMENDED AND RESTATED PLEDGE AGREEMENT
     is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is such Pledgor itself) formed by or resulting from such consolidation or merger;

          (d)  the balance from time to time in the Collateral Account; and

          (e) all proceeds of and to any of the property of such Pledgor described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims and warranties now or hereafter held by any Pledgor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

          Section 4.  CASH PROCEEDS OF COLLATERAL.

          4.01 COLLATERAL ACCOUNT. There was previously established with the Agent a cash collateral account (the "COLLATERAL ACCOUNT") in the name and under the control of the Agent into which there shall be deposited from time to time the cash proceeds of any of the Collateral required to be delivered to the Agent pursuant hereto and into which the Pledgors may from time to time deposit any additional amounts that any of them wishes to pledge to the Agent for the benefit of the Banks as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Pledgor as such Pledgor through the Company shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Banks as specified in Section 11.03 of the Second Amended and Restated Credit Agreement, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein. In addition to the foregoing, each Pledgor agrees that if the proceeds of any Collateral hereunder shall be received by it, such Pledgor shall

                    AMENDED AND RESTATED PLEDGE AGREEMENT
as promptly as possible deposit such proceeds into the Collateral Account. Until so deposited, all such proceeds shall be held in trust by such Pledgor for and as the property of the Agent and shall not be commingled with any other funds or property of such Pledgor.

          4.02 INVESTMENT OF BALANCE IN COLLATERAL ACCOUNT. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Pledgor through the Company (or, after the occurrence and during the continuance of a Default, the Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Agent, PROVIDED that (i) at any time after the occurrence and during the continuance of an Event of Default, the Agent may (and, if instructed by the Banks as specified in Section 11.03 of the Second Amended and Restated Credit Agreement, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the respective Pledgor through the Company, such Permitted Investments may be held in the name and under the control of one or more of the Banks (and in that connection each Bank, pursuant to Section 11.10 of the Second Amended and Restated Credit Agreement) has agreed that such Permitted Investments shall be held by such Bank as a collateral sub-agent for the Agent hereunder).

          4.03 COVER FOR LETTER OF CREDIT LIABILITIES. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Second Amended and Restated Credit Agreement pursuant to Section 2.10(e) and Section 10 thereof shall be held by the Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and all amounts held in such sub-account shall constitute collateral security FIRST for the Letter of Credit Liabilities outstanding from time to time and SECOND as collateral security for the other Secured Obligations hereunder.

          Section 5. FURTHER ASSURANCES; REMEDIES. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Pledgors hereby jointly and severally agree with each Bank and the Agent as follows:

                    AMENDED AND RESTATED PLEDGE AGREEMENT

          5.01  DELIVERY AND OTHER PERFECTION.  Each Pledgor shall:

          (a) if any of the shares, securities, moneys or property required to be pledged by such Pledgor under clauses (a), (b) and (c) of Section 3 hereof are received by such Pledgor, forthwith either (x) transfer and deliver to the Agent such shares or securities so received by such Pledgor (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property in said clauses (a), (b) and (c);

          (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Agent or its nominee (and the Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Agent will thereafter promptly give to the respective Pledgor copies of any notices and communications received by it with respect to the Collateral pledged by such Pledgor hereunder);

          (c) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

          (d) permit representatives of the Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Agent to be present at such Pledgor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Pledgor with

                    AMENDED AND RESTATED PLEDGE AGREEMENT
     respect to the Collateral, all in such manner as the Agent may require.

          5.02 OTHER FINANCING STATEMENTS AND LIENS. Except as otherwise permitted under Section 9.06 of the Second Amended and Restated Credit Agreement, without the prior written consent of the Agent (granted with the authorization of the Banks as specified in Section 11.09 of the Second Amended and Restated Credit Agreement), no Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Agent is not named as the sole secured party for the benefit of the Banks.

          5.03 PRESERVATION OF RIGHTS. The Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          5.04  COLLATERAL.

          (1) The Pledgors will cause the Collateral to constitute at all times [100%] of the total number of shares of each class of capital stock of each Issuer then outstanding.

          (2) So long as no Event of Default shall have occurred and be continuing, the Pledgors shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Second Amended and Restated Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, PROVIDED that the Pledgors jointly and severally agree that they will not vote the Collateral in any manner that is inconsistent with the terms of this Agreement, the Second Amended and Restated Credit Agreement, the Notes or any such other instrument or agreement; and the Agent shall execute and deliver to the Pledgors or cause to be executed and delivered to the Pledgors all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights and powers that they are entitled to exercise pursuant to this Section 5.04(2).

          (3) Unless and until an Event of Default has occurred and is continuing, the Pledgors shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

                    AMENDED AND RESTATED PLEDGE AGREEMENT

          (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Agent or any Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Second Amended and Restated Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Agent and retained by it in the Collateral Account as part of the Collateral, subject to the terms of this Agreement, and, if the Agent shall so request in writing, the Pledgors jointly and severally agree to execute and deliver to the Agent appropriate additional dividend, distribution and other orders and documents to that end, PROVIDED that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Agent shall, upon request of the Pledgors (except to the extent theretofore applied to the Secured Obligations), be returned by the Agent to the Pledgors.

          5.05 EVENTS OF DEFAULT, ETC. During the period during which an Event of Default shall have occurred and be continuing:

          (a) the Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Agent were the sole and absolute owner thereof (and each Pledgor agrees to take all such action as may be appropriate to give effect to such right);

          (b) the Agent in its discretion may, in its name or in the name of the Pledgors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

          (c) the Agent may, upon ten business days' prior written notice to the Pledgors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession,

                    AMENDED AND RESTATED PLEDGE AGREEMENT
     custody or control of the Agent, the Banks or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Agent or any Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgors, any such demand, notice and right or equity being hereby expressly waived and released. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09 hereof.

          The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgors acknowledge that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer or issuer thereof to register it for public sale.

          5.06 DEFICIENCY. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to


                    AMENDED AND RESTATED PLEDGE AGREEMENT

Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Pledgors shall remain liable for any deficiency.

          5.07 REMOVALS, ETC. Without at least 30 days' prior written notice to the Agent, no Pledgor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated beneath the signature of the Company to the Second Amended and Restated Credit Agreement or (ii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

          5.08 PRIVATE SALE. The Agent and the Banks shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. Each Pledgor hereby waives any claims against the Agent or any Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

          5.09 APPLICATION OF PROCEEDS. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Agent under Section 4 hereof or this Section 5, shall be applied by the Agent:

          FIRST, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Agent in connection therewith;

          NEXT, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Banks holding the same may otherwise agree; and

          FINALLY, to the payment to the respective Pledgor, or their respective successors or assigns, or as a court of

                    AMENDED AND RESTATED PLEDGE AGREEMENT
     competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, the proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.03 hereof shall be applied FIRST to the Letter of Credit Liabilities outstanding from time to time and SECOND to the other Secured Obligations in the manner provided above in this Section 5.09.

          As used in this Section 5, "PROCEEDS" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Pledgors or any issuer of or obligor on any of the Collateral.

          5.10 ATTORNEY-IN-FACT. Without limiting any rights or powers granted by this Agreement to the Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Agent is hereby appointed the attorney-in-fact of each Pledgor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Pledgor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          5.11 PERFECTION. Prior to or concurrently with the execution and delivery of this Agreement, each Pledgor shall deliver to the Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

          5.12 TERMINATION. When all Secured Obligations shall have been paid in full and the Commitments of the Banks under the Second Amended and Restated Credit Agreement and all Letter of Credit Liabilities shall have expired or been terminated, this Agreement shall terminate, and the Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any

                    AMENDED AND RESTATED PLEDGE AGREEMENT
remaining Collateral and money received in respect thereof, to or on the order of the respective Pledgor.

          5.13 FURTHER ASSURANCES. Each Pledgor agrees that, from time to time upon the written request of the Agent, such Pledgor will execute and deliver such further documents and do such other acts and things as the Agent may reasonably request in order fully to effect the purposes of this Agreement.

          Section 6.  MISCELLANEOUS.

          6.01 NO WAIVER. No failure on the part of the Agent or any Bank to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Bank of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          6.02 NOTICES. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied or delivered to the intended recipient at its "Address for Notices" specified pursuant to Section
12.02 of the Second Amended and Restated Credit Agreement and shall be deemed to have been given at the times specified in said Section 12.02.

          6.03 EXPENSES. The Pledgors jointly and severally agree to reimburse each of the Banks and the Agent for all reasonable costs and expenses of the Banks and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Agent of any obligations of the Pledgors in respect of the Collateral that the Pledgors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the

                    AMENDED AND RESTATED PLEDGE AGREEMENT
enforcement of this Section 6.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

          6.04 AMENDMENTS, ETC. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each Pledgor and the Agent (with the consent of the Banks as specified in Section
11.09 of the Second Amended and Restated Credit Agreement). Any such amendment or waiver shall be binding upon the Agent and each Bank, each holder of any of the Secured Obligations and each Pledgor.

          6.05 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of each Pledgor, the Agent, the Banks and each holder of any of the Secured Obligations (PROVIDED, however, that no Pledgor shall assign or transfer its rights hereunder without the prior written consent of the Agent).

          6.06 CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          6.07 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          6.08  GOVERNING LAW.   This Agreement shall be governed by, and
construed in accordance with, the law of the State of New York.

          6.09 AGENTS AND ATTORNEYS-IN-FACT. The Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          6.10 INCONSISTENT PROVISIONS. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Second Amended and Restated Credit Agreement, the provisions set forth in the Second Amended and Restated Credit Agreement shall control.

          6.11 SEVERABILITY. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall

                    AMENDED AND RESTATED PLEDGE AGREEMENT
remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Banks in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.


                    AMENDED AND RESTATED PLEDGE AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.

                                   FOREST OIL CORPORATION



                                   By
                                      -------------------------------------
                                      Title:


                             SUBSIDIARY PLEDGORS


                                   [SUBSIDIARY PLEDGOR]



                                   By
                                      -------------------------------------
                                   Title:


                                   [SUBSIDIARY PLEDGOR]



                                   By
                                      -------------------------------------
                                      Title:


                                   [SUBSIDIARY PLEDGOR]



                                   By
                                      -------------------------------------
                                      Title:



                                   THE CHASE MANHATTAN BANK,
                                     as Agent



                                   By
                                      -------------------------------------
                                      Title:


                    AMENDED AND RESTATED PLEDGE AGREEMENT

                    AMENDED AND RESTATED PLEDGE AGREEMENT

                                                                         ANNEX 1


                                  PLEDGED STOCK

                           [See Section 2(b) and (c)]

[Complete for each Pledgor:]


[NAME OF PLEDGOR]

               CERTIFICATE          REGISTERED
ISSUER             NOS.                OWNER            NUMBER OF SHARES
------         -----------          ----------          ----------------

[Issuer #1]                                                shares of
                 ------------  ------------  ------------
               [common/preferred]
               stock, [no] par
               value [$            ]
                       ------------

[Issuer #2]                                                shares of
                 ------------  ------------  ------------
               [common/preferred]
               stock, [no] par
               value [$            ]
                       ------------

[Issuer #3]                                                shares of
                 ------------  ------------  ------------
               [common/preferred]
               stock, [no] par
               value [$            ]
                       ------------

                          ANNEX 1 TO  PLEDGE AGREEMENT

                                                                       EXHIBIT G

                       [Form of Confidentiality Agreement]



                            CONFIDENTIALITY AGREEMENT


                                             [Date]


[Insert Name and
  Address of Prospective
  Participant or Assignee]



          Re: Second Amended and Restated Amended and Restated Credit Agreement dated as of January __, 1997 (the "SECOND AMENDED AND RESTATED CREDIT AGREEMENT"), between Forest Oil Corporation (the "COMPANY"), the Subsidiary Guarantors, the lenders named therein and The Chase Manhattan Bank, as Agent.

Dear Ladies and Gentlemen:

          As a Bank party to the Second Amended and Restated Credit Agreement, we have agreed with the Company pursuant to Section 12.13 of the Second Amended and Restated Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company or any of its Subsidiaries as being confidential at the time the same is delivered to us pursuant to the Second Amended and Restated Credit Agreement.

          As provided in said Section 12.13, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Second Amended and Restated Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

          Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation][assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in

                           CONFIDENTIALITY AGREEMENT
accordance with safe and sound banking practices, to keep such information confidential, PROVIDED that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which you or any one or more of the Banks or the Agent are a party, (vi) to a subsidiary or affiliate of yours as provided in Section 12.13(a) of the Second Amended and Restated Credit Agreement (provided that you shall not disclose any non-public information delivered pursuant to this Confidentiality Agreement to any subsidiary of your which is generally engaged in securities business other than in connection with (x) Commodity Hedging Agreements or Interest Rate Protection Agreements permitted pursuant to Section 9.08(f) of the Second Amended and Restated Credit Agreement or (y) the syndication or participation of the Commitments, Loans or Letter of Credit Interests under the Second Amended and Restated Credit Agreement without the prior written consent of the Company) or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to you a Confidentiality Agreement substantially in the form hereof; PROVIDED, FURTHER, that (x) unless specifically prohibited by applicable law or court order, you agree, prior to disclosure thereof, to notify the Company of any request for disclosure of any such non-public information (A) by any governmental agency or representative thereof (other than any such request in connection with an examination of your financial condition by such governmental agency) or (B) pursuant to legal process and (y) that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

                           CONFIDENTIALITY AGREEMENT

     Please indicate your agreement to the foregoing by signing as provided below the enclosed copy of this Confidentiality Agreement and returning the same to us.

                                       Very truly yours,


                                       [INSERT NAME OF BANK]



                                       By
                                          -----------------------------------


The foregoing is agreed to
as of the date of this letter.

[INSERT NAME OF PROSPECTIVE
 PARTICIPANT OR ASSIGNEE]


By
  -----------------------------------




                           CONFIDENTIALITY AGREEMENT